                                   EXHIBIT 21

                         Subsidiaries of the Registrant

As of March 1, 1999, the following is a list of the parent (Registrant) and its subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof.


----------------------------------------------------------------------------------------------------------------
                                                          State or Country        Number
                                                          of Incorporation        of
         Name of Company                                  or Organization         Parent
----------------------------------------------------------------------------------------------------------------

1.       EG&G, Inc.                                       Massachusetts          N/A
2.       EG&G Astrophysics                                California               1
3.       EG&G ATP GmbH                                    Germany                 15 (80%)
4.       EG&G ATP GmbH & Co. Automotive                   Germany                 15 (80%)
         Testing Papenburg KG
5.       EG&G Automotive Research, Inc.                   Texas                   16
6.       EG&G Benelux B.V.                                Netherlands             40 (100%)
7.       EG&G Canada Investments, Inc.                    Canada                  84
8.       EG&G Canada Limited                              Canada                   1
9.       EG&G Defense Materials, Inc.                     Utah                     1
10.      EG&G do Brasil Ltda.                             Brazil                  16 (95%) 84 (5%)
11.      EG&G Emissions Testing Services, Inc.            Virginia                 1
12.      EG&G Energy Measurements, Inc.                   Nevada                   1
13.      EG&G Exporters Ltd.                              U.S. Virgin Islands     16
14.      EG&G Florida, Inc.                               Florida                  1
15.      EG&G GmbH                                        Germany                 16
16.      EG&G Holdings, Inc.                              Massachusetts            1 (94%) 21 (6%)
17.      EG&G Hong Kong Ltd.                              Delaware                 1
18.      EG&G IC Sensors, Inc.                            California               1
19.      EG&G Idaho, Inc.                                 Idaho                   16
20.      EG&G Information Technologies, Inc.              California               1
21.      EG&G Instruments, Inc.                           Delaware                16
22.      EG&G Instruments International Ltd.              Cayman Islands          84
23.      EG&G Instruments International Ltd. & Co. KG     Germany                 84
24.      EG&G Instruments GmbH                            Germany                  1
25.      EG&G Japan, Inc.                                 Delaware                16
26.      EG&G Langley, Inc.                               Virginia                14
27.      EG&G Ltd.                                        United Kingdom          16 (61%) 2 (39%)
28.      EG&G Management Services of San                  Texas                   16
         Antonio, Inc.
29.      EG&G Management Systems, Inc.                    New Mexico               1
30.      EG&G Mound Applied Technologies, Inc.            Ohio                     1
31.      EG&G Omni, Inc.                                  Philippines             16
32.      EG&G Rocky Flats, Inc.                           Colorado                 1
33.      EG&G Singapore Pte Ltd.                          Singapore               84
34.      EG&G Special Projects, Inc.                      Nevada                   1
35.      EG&G S.A.S.                                      France                   6
36.      EG&G SpA                                         Italy                   16
37.      EG&G Technical Services of West Virginia, Inc.   West Virginia            1
38.      EG&G Vactec Philippines, Ltd.                    Cayman Islands          16
39.      EG&G Ventures, Inc.                              Massachusetts            1
40.      EG&G WALLAC, Inc.                                Maryland                 1
41.      EG&G Watertown, Inc.                             Massachusetts           16
42.      Antarctic Support Associates (Partnership)       Colorado                 1 (40%)
43.      Astrocam Ltd.                                    United Kingdom          61
44.      Astroscan Ltd.                                   United Kingdom          61
45.      Benelux Analytical Instruments S.A.              Belgium                  1 (92.3%)
46.      Berthold A.G.                                    Switzerland             16
47.      Berthold France S.A.                             France                  35

----------------------------------------------------------------------------------------------------------------
                                                          State or Country        Number
                                                          of Incorporation        of
       Name of Company                                    or Organization         Parent
----------------------------------------------------------------------------------------------------------------

48.      Berthold GmbH & Co. KG                           Germany                 15 (58.0%) 24 (2.3%) 5 (39.7%)
49.      Biozone Oy                                       Finland                 81
50.      B.A.I. GmbH                                      Austria                 16
51.      Eagle EG&G Aerospace Co. Ltd.                    Japan                    1 (49%)
52.      Eagle EG&G, Inc.                                 Delaware                 1 (49%)
53.      EC III, Inc.                                     New Mexico               1 (50%)
54.      Energy & Environmental Solutions, LLC            Delaware                 1 (50%)
55.      Heimann Optoelectronics GmbH                     Germany                 48
56.      Heimann Shenzhen Optoelectronics Co. Ltd.        China                   55
57.      Idealquarz S.r.l.                                Italy                   75 (65%)
58.      ILC Light Source Foreign Sales Corporation       U.S. Virgin Islands     59
59.      ILC Technology, Inc.                             Delaware                62
60.      Isolab, Inc.                                     Ohio                    40
61.      Life Science Resources Limited                   United Kingdom          16
62.      Lumen Technologies, Inc.                         Delaware                 1
63.      NOK EG&G Optoelectronics Corporation             Japan                    1 (49%)
64.      Optical Radiation Foreign Sales Corporation      U.S. Virgin Islands     65
65.      ORC Technologies, Inc.                           Delaware                62
66.      Pribori Oy                                       Finland                 81
67.      PT EG&G Heimann Optoelectronics                  Indonesia               16
68.      Q-Arc Ltd.                                       United Kingdom          59
69.      Reynolds Electrical & Engineering Co., Inc.      Texas                    1
70.      Seiko EG&G Co. Ltd.                              Japan                    1 (49%)
71.      Shanghai EG&G Reticon Optoelectronics            China                   16 (50%)
         Co. Ltd.
72.      Societe Civile Immobiliere                       France                   1 (82.5%) 48 (17.5%)
73.      The Launch Support Company, L.C.                 Florida                 14
74.      Voltarc Technologies, Inc.                       Delaware                65 (50%)
75.      Voltarc Technologies S.r.l.                      Italy                   74
76.      WALLAC ADL AG                                    Switzerland             77 (80%)
77.      WALLAC ADL GmbH                                  Germany                 79 (52%)
78.      WALLAC A/S                                       Denmark                 81
79.      WALLAC Holding GmbH                              Germany                 15
80.      WALLAC Norge AS                                  Norway                  81
81.      WALLAC Oy                                        Finland                 16
82.      WALLAC Sverige AB                                Sweden                  81
83.      Wellesley B.V.                                   Netherlands             85
84.      Wellesley International, C.V.                    Netherlands             16 (99%) 1 (1%)
85.      Wickford N.V.                                    Netherlands Antilles    84
86.      Wolfram Electric, Inc.                           Nevada                  62
87.      ZAO Pribori                                      Russia                  66